Q1 FY ‘22 Quarterly Earnings & Strategic Update

This document may contain certain forward-looking statements about the Company, such as discussions of Company’s pricing trends, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. The Company intends such forward- looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” “beginning to,” “will,” “should,” “would,” “resume” or similar statements. We caution that forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s actual future results and performance to differ materially from expected results including, but not limited to, the possibility that any of the anticipated benefits of the transaction between the Company and Poppin will not be realized or will not be realized within the expected time period; the risk that integration of the operations of Poppin with the Company will be materially delayed or will be more costly or difficult than expected; the risk that any projections or guidance by the Company, including revenues, margins, earnings, or any other financial results are not realized; a shortage of manufacturing labor and related cost; disruptions in our supply chain and freight channels including impacts on cost and availability; adverse changes in global economic conditions; successful execution of the second phase of the Company’s restructuring plan; increased global competition; significant reduction in customer order patterns; loss of key suppliers; loss of or significant volume reductions from key contract customers; financial stability of key customers and suppliers; relationships with strategic customers and product distributors; availability or cost of raw materials, components and freight; changes in the regulatory environment; global health concerns (including the impact of the COVID-19 outbreak); onerous COVID-19 vaccine mandates or testing requirements; or similar unforeseen events. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company’s Form 10-K filing for the fiscal year ended June 30, 2021 and other filings with the Securities and Exchange Commission. Safe Harbor Statement 2

Strong demand across Workplace and Health end markets, together accounting for 86% of net sales Ancillary products expertise and positioning in secondary markets aid share gains Poppin ramping quickly, with sales up 22% sequentially and orders up 32% Anticipate challenging business conditions to improve in 2H FY’22 Key Takeaways 3

Workplace • Workplace sales increased 16% year-over-year, with orders up 57% • Broad-based order growth, across most key verticals • Recovery of the Poppin business model to near pre- pandemic levels 4

Health • Net sales increased 18% year-over-year, with orders up 30% • Delivery of care has shifted due to COVID; seeing growth in Specialty Centers and Outpatient Clinics • Secular trends underscore the long- term growth potential for this market Health 5

Looking Ahead Expanding strong relationships in secondary markets with three new Poppin showrooms Expertise in ancillary products, aligned with customer demand; 85% of trailing 12-month revenues Introduced Perfect Harmony, a go-to-market strategy for 5 Workplace and Health brands Identified 6 space types defining the post-pandemic workplace Launched 22 new products, including EverySpace to address constantly changing customer needs 6

$156.6M REVENUE $141.4M ORGANIC REVENUE 2 31.3% GROSS MARGIN $50.2M S&A 1 Unaudited. 2 See Appendix for Non-GAAP reconciliations. Q1 FY ‘22 Financial Highlights1 7

$(5.0)M $0.02 ADJUSTED EPS2 $4.9M ADJUSTED EBITDA2 $(0.14) 1 Unaudited. 2 See Appendix for Non-GAAP reconciliations. EPSNET LOSSQ1 FY ‘22 Financial Highlights1 (Continued) 8

Year-over-year Quarter Comparison Q1 ’22 vs. Q1 ’21 (in millions) Workplace end market includes commercial, educational, government and financial verticals and eBusiness 1 Unaudited. $95.3 $79.5 $110.6 $124.7 Net Sales Orders Q1 FY21 Q1 FY22 +16% Workplace $20.6 $22.3 $24.3 $28.9 Net Sales Orders Q1 FY21 Q1 FY22 Health $32.0 $38.1 $21.7 $33.0 Net Sales Orders Q1 FY21 Q1 FY22 Hospitality -32% +57% +18% +30% -13% Quarterly Sales and Orders by Market1 9

$111.2M CASH, CASH EQUIVALENTS, PLUS THE UNUSED AMOUNT OF OUR CREDIT FACILITY $11.9M CASH PROVIDED BY OPERATIONS $3.8M CAPEX $1.5M SHARE REPURCHASES $3.3M DIVIDENDS 1 Unaudited. Q1 FY ‘22 Liquidity and Capital Allocation1 10

Revenue growth ~15-20%, back half weighted with corresponding gross margin improvement CAPEX: $25 million, net of disposals Cost savings: $10 million S&A: Above FY 2021 levels Full Year ‘22 Guidance Tax rate: 25%-27% 11

Revenue growth: 10% to 15% year-over-year Gross margin: 32% to 33% S&A: $51 million to $53 million Q2 FY ‘22 Guidance 12

Transformed our go-to-market approach New product portfolio aligned with customer needs in Workplace and Health Re-affirming our full year growth projections Navigating effectively through the COVID impacts and managing through current headwinds Wrap-up 13

Our Vision for Impact Environmental, Social and Governance (ESG) Roadmap Kimball International is dedicated to building a more sustainable future and making a difference in our communities through five important focus areas. Environmental Management & Sustainable Products Integrate sustainability into the development of our products and their lifecycle through environmentally responsible business practices, helping our customers achieve their own sustainability objectives Human Capital Management: Talent Development Invest in our employees’ growth & development through leadership development programs, learning opportunities, tuition reimbursement Diversity, Equity, Inclusion & Belonging Promote a work environment in which each employee feels valued and respected through initiatives that foster greater diversity and inclusivity Product Quality and Safety Safeguard the health & safety of our customers, manufacturing employees and the environment through a robust set of systems and procedures Responsible Supply Chain Management Use materials obtained from environmentally and socially responsible sources while partnering with businesses committed to the highest ethical standards 14

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16 Non-GAAP Reconciliation (Unaudited) A P P E N D I X 16